UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 26, 2012

TeleTech Holdings, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-11919	84-1291044
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9197 S. Peoria Street, Englewood, Colorado	80112
(Address of Principal Executive Offices)	(Zip Code)

(303) 397-8100

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 26, 2012, Carol Kline submitted her resignation as Executive Vice President and Chief Information Officer of TeleTech Holdings, Inc. (the “Company”), effective as of such date.  On January 26, 2012, Martin DeGhetto, Executive Vice President of Operations, assumed Ms. Kline’s responsibilities with the Company.

In connection with Ms. Kline’s resignation from the Company, the Company and Ms. Kline entered into an agreement, dated the date of her resignation, under which Ms. Kline will receive a lump-sum payment of $150,000.00 in consideration for a general release of claims that are related to her employment with the Company.

The above summary of the agreement is qualified in its entirety by reference to the agreement which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit No.	Exhibit

10.1	General Release Agreement between Carol Kline and TeleTech Holdings, Inc. effective as of January 26, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  January 31, 2012

TELETECH HOLDINGS, INC.
(Registrant)

By:	/s/ Kenneth D. Tuchman
Name:	Kenneth D. Tuchman
Title:	Chief Executive Officer